Exhibit 99.B(13)(b)

SCHEDULE I

TO THE

AMENDED AND RESTATED ADMINISTATION AGREEMENT

BETWEEN

SEI EXCHANGE TRADED FUNDS,

SEI INVESTMENTS GLOBAL FUNDS SERVICES

AND

SEI INVESTMENTS MANAGEMENT CORPORATION

AS OF MAY 13, 2022 AS AMENDED JULY 31, 2024, AUGUST 15, 2025, MARCH 9, 2026

AND [_____________], 2026

Funds

•	SEI QiM U.S. Large Cap Quality Active ETF

•	SEI QiM U.S. Large Cap Momentum Active ETF

•	SEI QiM U.S. Large Cap Value Active ETF

•	SEI QiM U.S. Large Cap Low Volatility Active ETF

•	SEI Select Small Cap ETF

•	SEI Select International Equity ETF

•	SEI Select Emerging Markets Equity ETF

•	SEI DBi Multi-Strategy Alternative ETF

•	SEI QiM U.S. Equity Factor Allocation Active ETF

•	SEI High Yield Bond & Alternative Credit ETF

•	SEI Ang Research Enhanced U.S. Large Cap ETF

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.

SEI INVESTMENTS GLOBAL FUNDS SERVICES	SEI EXCHANGE TRADED FUNDS

By:	By:

Name:	Name:

Title:	Title:

SEI INVESTMENTS MANAGEMENT CORPORATION
(with respect to Sections 7.02 and 8.01 only)

By:

Name:

Title: